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                                                                     EXHIBIT 8.2



                                March 20, 2001



Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Central Originating Lease Trust
c/o Lease Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

         Re:      CAPITAL AUTO RECEIVABLES, INC.
                  REGISTRATION STATEMENT ON FORM S-3 (No. 333-93431) CENTRAL ORIGINATING LEASE TRUST
                  REGISTRATION STATEMENT ON FORM S-1 (No. 333-93431-01)

         We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), and Central Originating Lease Trust, a Delaware business trust ("COLT"), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments hereto and the prospectus supplements described therein, the "Registration Statements"), filed by the Company and COLT with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") and by COLT of Secured Notes (as defined below), with an aggregate principal amount of $22,800,000,000.

         Three different base prospectuses and prospectus supplements are contained in the Registration Statements. One prospectus and related prospectus supplement (the "Owner Trust Prospectus") pertains to offerings of asset backed notes and/or certificates secured by loan receivables issued by various Capital Auto Receivables Asset Trusts (each, a "CARAT Trust"). A second prospectus and related prospectus supplement (the "Grantor Trust Prospectus") pertains to offerings of asset backed certificates secured by loan receivables issued by GMAC Grantor Trusts. The third prospectus (the "Secured Note Basic Prospectus") and related prospectus supplement (the




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March 20, 2001
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"Secured Note Prospectus Supplement" and, together with the Secured Note Basic
Prospectus, the "Secured Note Prospectus") pertains to offerings of asset backed notes and/or certificates by various CARAT Trusts which are secured by secured notes issued by COLT. This opinion relates only to the Secured Note Prospectus and its exhibits contained in the Registration Statements.

         As described in the Secured Note Prospectus, the Securities issued pursuant to the Secured Note Prospectus and related secured note prospectus supplements will be (i) Asset Backed Notes ("Notes") and Asset Backed Certificates ("Certificates") that will be issued in series, and (ii) secured notes that will secure the Notes and Certificates ("Secured Notes"). The Notes of each series will be treated as indebtedness of the related CARAT Trust. The Certificates will represent beneficial interests in the CARAT Trust which the Company, as Seller, General Motors Acceptance Corporation, as Servicer, and the applicable Certificateholders will agree to treat as equity interests in either:
(i) a grantor trust (each, a "Tax Trust"), (ii) a partnership (each, a "Tax Partnership"), or (iii) if the Certificates are all owned by the Company, a division of the Company which is disregarded as a separate entity (each, a "Tax Non-Entity"). Each series of Notes and Certificates will be issued by a CARAT Trust, which will be a Delaware business trust or common law trust to be formed by the Company pursuant to a Secured Note Trust Agreement (each, a "Secured Note Trust Agreement") between the Company and an Owner Trustee to be specified in the related Secured Note Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of Notes and Certificates. The Notes of any CARAT Trust will be issued pursuant to (1) a Secured Note Indenture (each, a "Secured Note Indenture") between the CARAT Trust and an Indenture Trustee to be specified in the related Secured Note Prospectus Supplement, and (2) a Secured Note Trust Sale and Servicing Agreement (each, a "Secured Note Trust Sale and Servicing Agreement") between the CARAT Trust, the Company and General Motors Acceptance Corporation, as servicer. The Certificates of any CARAT Trust will be issued pursuant to a Secured Note Trust Agreement. Each Secured Note has previously been issued by COLT to GMAC, and will be acquired by a CARAT Trust pursuant to a Secured Note Trust Sale and Servicing Agreement.

         We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and/or Certificates, and in order to express the opinion stated herein, we have examined copies of the Registration Statements and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statements, (i) the form of Secured Note and related Master Terms of Secured Notes, (ii) the form of Secured Note Indenture, (iii) the form of Secured Note Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate")), (iv) the form of Secured Note Trust Sale and Servicing Agreement, (v) the form of Secured Note Pooling and Servicing Agreement between GMAC and the Company, and
(vi) the form of Secured Note Administration Agreement between the related Owner Trustee, the related Indenture Trustee and GMAC, as administrator (collectively, the Transfer and Servicing Agreements"). We have




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March 20, 2001
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examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

         The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.


         Based on the foregoing and assuming that the Transfer and Servicing Agreements with respect to each series of Notes and Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transfer and Servicing Agreements in fact occur in accordance with the terms thereof, we are of the opinion that the discussions presented in the Secured Note Basic Prospectus and the Secured Note Prospectus Supplement forming part of the Registration Statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" and the discussions presented in the Secured Note Prospectus Supplement forming part of the Registration Statements under the caption "SUMMARY OF TERMS--Tax Status" are based upon reasonable interpretations of existing U.S. federal tax law. To the extent that such discussions expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes or Certificates, we hereby confirm and adopt such opinion herein. We also note the Secured Note Basic Prospectus, the Secured Note Prospectus Supplement and the operative documents related thereto filed as Exhibits to Registration Statements do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                               Sincerely,



                                               MAYER, BROWN & PLATT